United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

ATLANTIC UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	001-39325	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.33 per share	AUB	The NASDAQ Global Select Market
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.875% Perpetual Non-Cumulative Preferred Stock, Series A	AUBAP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed further below, the Atlantic Union Bankshares Corporation Stock and Incentive Plan, as amended and restated May 4, 2021 (the “2021 Amended and Restated SIP” or the “plan”) was approved by the common shareholders of Atlantic Union Bankshares Corporation (the “Company”) at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) held on May 4, 2021.

The 2021 Amended and Restated SIP was adopted by the Board of Directors of the Company (the “Board”), subject to shareholder approval, on February 23, 2021, based on the recommendation of the Compensation Committee of the Board (the “Committee”). The plan was originally adopted as the Union First Market Bankshares Corporation 2011 Stock Incentive Plan, which was approved by shareholders on April 26, 2011. The plan was amended and restated as the Union Bankshares Corporation Stock and Incentive Plan, which was approved by shareholders on April 21, 2015, and further amended by the Board effective May 20, 2019, to change the name of the plan to the Atlantic Union Bankshares Corporation Stock and Incentive Plan. The 2021 Amended and Restated SIP became effective upon shareholder approval at the Annual Meeting. Outstanding awards previously granted under the plan remain outstanding in accordance with their terms.

The 2021 Amended and Restated SIP increases the maximum number of shares of the Company’s common stock issuable under the plan (since inception on April 26, 2011) to 4,000,000 shares, an increase of 1,500,000 shares. In addition, the 2021 Amended and Restated SIP updates the definition of a Company “subsidiary” to generally include any entity that is at least 50%-owned by the Company or another of its subsidiaries; this updated definition is applicable to all award types other than incentive stock options, for which the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) require a more limited definition of subsidiary. The 2021 Amended and Restated SIP also removes provisions regarding awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code in connection with changes to Section 162(m) made by the 2017 Tax Cuts and Jobs Act. Finally, the 2021 Amended and Restated SIP clarifies and updates certain terms and provisions of the plan.

The purpose of the 2021 Amended and Restated SIP is to promote the success of the Company and its subsidiaries by providing greater incentive to key employees and non-employee directors to associate their personal interests with the long-term financial success of the Company, including its subsidiaries, and with growth in shareholder value, consistent with the Company’s risk management practices. The 2021 Amended and Restated SIP is designed to provide flexibility to the Company, including its subsidiaries, in its ability to motivate, attract, and retain the services of key employees and non-employee directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operations largely depends.

The 2021 Amended and Restated SIP provides for the grant to key employees and non-employee directors of awards that may include one or more of the following: stock options, restricted stock, restricted stock units, stock awards, performance share units, and performance cash awards (collectively, the “awards”). The 2021 Amended and Restated SIP is administered by the Committee, unless the Board determines otherwise.

Subject to the right of the Board to terminate the 2021 Amended and Restated SIP at any time, awards may be granted under the plan until May 3, 2031, after which date no further awards may be granted. Any awards granted under the 2021 Amended and Restated SIP that are outstanding on May 3, 2031 will remain outstanding in accordance with their terms.

Subject to adjustment in the event of certain changes in the Company’s capital structure, the maximum number of shares of the Company’s common stock that may be issued under the 2021 Amended and Restated SIP is 4,000,000, which includes awards issued since inception on April 26, 2011. If shares of common stock related to awards that terminate, are cancelled, expire, or lapse for any reason without the issuance of such shares and shares of common stock related to restricted stock awards that are forfeited will not count against this maximum. The maximum number of shares with respect to which equity awards may be granted in any calendar year to a participant under the 2021 Amended and Restated SIP is 150,000 shares in the aggregate, and the maximum dollar amount of cash awards that may be granted in any calendar year to a participant under the 2021 Amended and Restated SIP is $2,500,000 in the aggregate.

The Committee has the authority under the 2021 Amended and Restated SIP to select plan participants and to grant awards on terms the Committee considers appropriate, subject to the provisions of the 2021 Amended and Restated SIP. Additionally, subject to the terms of the plan, the Committee has the authority, among other things, to amend outstanding awards and accelerate the vesting thereof, to interpret the 2021 Amended and Restated SIP, to adopt, amend or waive rules or regulations for the plan’s administration, and to make all other determinations for administration of the 2021 Amended and Restated SIP. The Committee may delegate its authority under the 2021 Amended and Restated SIP to the Company’s Chief Executive Officer and/or Chief Financial Officer or to another member of the Company’s management, except in the case of awards to directors and certain executive officers.

All awards under the 2021 Amended and Restated SIP, whether vested or unvested, are subject to such repayment or clawback as may be required under any clawback policy adopted by the Company or under applicable law, regulation or stock exchange listing standard, which could in certain circumstances require repayment or forfeiture of awards or any shares of common stock or other cash or property received with respect to the awards, including any value received from a disposition of the shares acquired upon payment of the awards.

The foregoing description of the 2021 Amended and Restated SIP is only a summary and is qualified in its entirety by reference to the full text of the 2021 Amended and Restated SIP, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 4, 2021. At the Annual Meeting, the common shareholders of the Company: (i) elected each of the persons listed below under Proposal 1 to serve as a director of the Company for a term that will continue until the designated date (Proposal 1); (ii) approved the 2021 Amended and Restated SIP (Proposal 2); (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021 (Proposal 3); and (iv) approved, on an advisory (non-binding) basis, the Company’s executive compensation disclosed in the Company’s 2021 Proxy Statement (Proposal 4).

The Company’s independent inspectors of election reported the vote of the common shareholders as follows:

Proposal 1: To elect five directors to serve until the 2022 annual meeting of shareholders, or until the director’s mandatory retirement date, whichever is earlier:

Nominees:	Votes For	Votes Against	Abstain	Broker Non-votes
Thomas P. Rohman	57,027,152	1,164,558	73,959	10,022,290
Thomas G. Snead, Jr.	56,007,419	2,199,165	58,539	10,022,290
Ronald L. Tillett	57,284,441	918,158	63,070	10,022,290
Keith L. Wampler	57,641,326	569,174	55,170	10,022,290
F. Blair Wimbush	57,487,368	718,078	60,223	10,022,290

Proposal 2: To approve the amendment and restatement of the Atlantic Union Bankshares Corporation Stock and Incentive Plan:

Votes For	Votes Against	Abstain	Broker Non-votes
56,532,254	1,359,522	373,893	10,022,290

Proposal 3: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021:

Votes For	Votes Against	Abstain	Broker Non-votes
68,113,045	98,053	76,860	—

Proposal 4: To approve, on an advisory (non-binding) basis, the Company’s executive compensation as disclosed in the Company’s 2021 Proxy Statement:

Votes For	Votes Against	Abstain	Broker Non-votes
56,482,028	1,199,955	583,686	10,022,290

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Atlantic Union Bankshares Corporation Stock and Incentive Plan, as amended and restated May 4, 2021.
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION

Date: May 6, 2021	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer